Exhibit 10.1
FOURTH AMENDMENT TO LEASE
     THIS FOURTH AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of March 31, 2008, by and between O.P., L.L.C., an Illinois limited liability company, as Landlord or its assignees (the “Landlord”) and CytoCore, Inc., (fka Molecular Diagnostics, Inc.) a corporation as (“Tenant”).
RECITALS
     WHEREAS, Tenant is currently occupying office space on the fifth floor in the building commonly known as 414 North Orleans Street, in Chicago, Illinois (the “Building”) pursuant to that certain Lease by and between Landlord and Tenant dated May 18, 2000, as amended by First Amendment dated June 13, 2003; Second Amendment, dated October 1, 2003; and Third Amendment, dated September 22, 2004.
     WHEREAS, Tenant desires to expand its space and vacate Suite 502 consisting of 700 square feet as described below.
     WHEREAS, Landlord and Tenant desire to amend the Lease according to the terms hereof;
     NOW THEREFORE, for and in consideration of the covenants and agreements hereinafter set forth, and also in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby mutually agree as follows:
     1. Controlling Language. Insofar as the specific terms and provisions of this Amendment purport to amend or modify or are in conflict with the specific term, provisions and exhibits of the Lease, the terms and provisions of this Amendment shall govern and control; in all other respects, the terms, provisions and exhibits of the Lease shall remain unmodified and in full force and effect.
     2. Premises Covered by the Amendment. Landlord and Tenant hereby agree that for purposes of this Amendment and for purposes of the Lease,; Effective April 17, 2008, Tenant shall vacate existing Suite 502 consisting of 700 square feet; Effective April 15, 2008, the remaining Premises (Suite 503 consisting of 1,840 square feet) shall include Suite 510 consisting of 3,787 square feet (“Expansion Premises”) together the total of 5,627 square feet shall be hereinafter now referred to as the (“Premises”).
     3. Term of the Lease. The Term of the Lease including the Expansion Premises is hereby extended for a period of five (5) years terminating on October 31, 2013.
     4. Rent Schedule. Effective April 15, 2008, the Rent Schedule to the Lease shall be amended and superseded in its entirety by the Rent Schedule shown on Attachment 2.
     5. Rent Abatement. Abatement of two (2) months Rent for Expansion Premises Suite 510 consisting of 3,787 square feet beginning on April 15, 2008 and ending on June 14, 2008.

     6. Tenant’s Share. Tenant’s Proportionate Share of Expenses shall become 2.94% of all increases in Real Estate Taxes and Operating Expenses of the Building over a 2008 Base Year.
     7. Security Deposit. Prior to April 15, 2008, Tenant shall increase the Security Deposit by $3,466.10 from a balance of $7,607.50 prior to this Amendment to a new total of $11,073.60.
     8. Contingency. Contingent upon Landlord’s receipt of a fully executed Termination Agreement for Suite 510 from Tenant, U.S. Fiduciary, L.P.
     9. Landlord’s Work. Landlord shall deliver Suite 510 in “as-is” condition.
     10. Tenant’s Work. Tenant is taking possession of the Premises “as is.” Any Tenant Work shall be submitted to Landlord for approval prior to the commencement of such Work.
     11. Other. Tenant’s chosen vendors shall have access to Suite 510 up to five (5) business days prior to the Commencement Date for telephone and data set-up.
     12. Signage. Landlord at its expense, shall install Building Standard signage and make appropriate changes to Tenant Directory.
     13. Option To Terminate. Tenant shall have a one time right to cancel the Lease effective October 31, 2011 with nine (9) months’s prior written notice of its intent to cancel.
     14. Miscellaneous.
          A. Landlord and Tenant hereby agree that (i) this Amendment is incorporated into and made a part of the Lease, (ii) any and all references to the Lease hereinafter shall include this Amendment, and (iii) the Lease and all terms, conditions and provisions of the Lease are in full force and effect as to the date hereof, except as expressly modified and amended hereinabove.
          B. All terms capitalized but not defined herein shall have the same meaning ascribed to such terms in the Lease.
          C. This Amendment shall be governed by and construed under the laws of the State of Illinois.

     IN WITNESS WHEREOF, the parties have executed this Fourth Amendment to Lease as of the date first above written.

AGREED AND ACCEPTED:
LANDLORD:		TENANT:

O.P., L.L.C., Inc.,		CytoCore, Inc., (fka Molecular Diagnostics,
an Illinois limited liability company		Inc.), a corporation
By: SPECTRUM REAL ESTATE SERVICES, INC.

By:	/s/ [ILLEGIBLE]	By:	/s/ Robert McCullough, Jr.

Name:		Name:	Robert McCullough, Jr.

Title:		Title:	CEO

ATTACHMENT 1

Spectrum Real Estate Services, Inc.
414 N. Orleans Suite 503
1,840 R.S.F.

EXPANSION PREMISES FLOOR PLAN

Spectrum Real Estate Services, Inc.
414 N. Orleans Suite 510 (As is)
3,787 R.S.F.

ATTACHMENT 2
RENT SCHEDULE

	Suite 503				Total
		Annual	Suite 510		Monthly
Year	$/RSF	Rent	$/RSF	Annual Rent	Rent
04/15/08 - 06/14/08	$26.24	$48,281.60	Abated	N/A	$ 4,023.47
06/15/08 - 10/31/08	$26.24	$48,281.60	$22.34	$84,601.58	$11,073.60
11/01/08 - 10/31/09	$24.00	$44,160.00	$23.03	$87,214.61	$10,947.88
11/01/09 - 10/31/10	$24.72	$45,484.80	$24.00	$90,888.00	$11,364.40
11/01/10 - 10/31/11	$25.46	$46,849.34	$24.72	$93,614.64	$11,705.33
11/01/11 - 10/31/12	$26.23	$48,254.82	$25.46	$96,417.02	$12,055.99
11/01/12 - 10/31/13	$27.01	$49,702.47	$26.23	$99,333.01	$12,419.62